EX-99.c.ii

AMENDMENT NO. 1 TO AMENDED AND RESTATED FUND ACCOUNTING AND FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT
This Amendment (“Amendment”) is made as of the 1st day of September, 2017, by and between each fund in the Delaware Investments Family of Funds (also known as Delaware Fundssm by Macquarie) listed on Schedule A (each, a “Fund” and collectively, the “Funds”) having their principal place of business at 2005 Market Street, Philadelphia, PA 19103 and Delaware Investments Fund Services Company (“DIFSC”), a Delaware statutory trust having its principal place of business at 2005 Market Street, Philadelphia, PA 19103.
BACKGROUND:
A.
The Funds and Delaware Service Company, Inc. (“DSC”) are parties to an Amended and Restated Fund Accounting and Financial Administration Oversight Agreement dated as of January 1, 2014 (the “Agreement”) relating to DSC’s provision to the Funds of certain fund accounting, financial administration and related services, and oversight services described in the Agreement.

B.
DIFSC and DSC entered into an Assignment and Assumption Agreement as of November 1, 2014 whereby DSC contributed and assigned to DIFSC all of DSC’s rights, title, and interest in the Agreement, and DIFSC assumed all of DSC’s obligations under the Agreement.

C.	DIFSC is a majority-owned affiliate of Macquarie Group Limited.
D.	This Amendment is an amendment to the Agreement.
E.	The parties desire to amend the Agreement as set forth herein.
TERMS:
The parties hereby agree that:
1.	Section 3A of the Agreement is hereby deleted in its entirety and replaced with the following Section 3A:
A.	The revised term of this Agreement shall commence on September 1, 2017 and continue for a term of five (5) years expiring on June 30, 2022 (“Term”).
2.	Section 3B(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
3B(i).  Non-Renewal – Intentionally omitted.
3.	The first sentence of the definition of "For Cause" contained in subsection 3B of the Agreement is hereby amended to read as follows:

A material breach of this Agreement that has not been remedied for at least thirty (30) days following the receipt of written notice by the non-breaching party or parties that identifies in reasonable detail the alleged failure of the other party to perform; provided, however, that if such breach is capable of being cured, then the breaching party or parties shall be entitled to such longer period of time as may reasonably be required to cure such breach if the breaching party or parties have commenced such cure and or diligently pursuing such cure, but such cure must be completed within one hundred twenty (120) days following the discovery of such breach in any event; provided, however, that for the avoidance of doubt, written notice must be provided promptly after discovery of any breach.;
4.	Subsection 3E of the Agreement is hereby amended to read as follows:
If this Agreement is (i) not renewed upon the expiration of the Term, (ii) terminated by DIFSC and the Funds at any time “upon mutual agreement” under subsection 3B(ii), (iii) terminated by DIFSC at any time as a result of the “termination of investment manager” under subsection 3B(iv), (iv) terminated by the Funds at any time for any reason other than non-renewal or any of those reasons specified in subsection 3B above, or (v) terminated by DIFSC at any time “For Cause” under subsection 3B(iii), and if the Funds request that DIFSC assist the Funds in converting them to a successor service provider with respect to the Services, then, in connection with such expiration or termination, the Funds shall reimburse DIFSC promptly for any Costs and Expenses (as defined below) incurred by DIFSC in connection with effecting such expiration or termination and converting the Funds to a successor service provider with respect to the Services, including without limitation the delivery to such successor service provider, to the Funds, and/or to any other Fund service provider(s) any of the Funds' property, records, data, instruments, and documents.
5.	Subsection 3G of the Agreement is hereby amended by inserting the word "electronic" between the words "available" and "format."
6.	The Funds hereby represent and warrant to DIFSC that, as of July 1, 2017 each of the statements about the Funds contained in Section 6 of the Agreement is true and correct.
7.
Subsection 7A is amended to replace the term “corporation” with the term “business trust.”  With such amendment, DIFSC hereby represents and warrants to the Funds that, as of July 1, 2017, each of the statements contained in subsections 7A, B, C, D, and F of the Agreement is true and correct after replacing "DSC" with "DIFSC" in each such provision.

8.	Subsection 7E of the Agreement is hereby deleted in its entirety.

9.	Subsection 9C of the Agreement is hereby amended to read as follows:
In order for these indemnification provisions to apply, a party or parties seeking indemnification or to be held harmless shall fully and promptly advise the indemnifying party or parties in writing of all pertinent facts concerning the situation in question which are actually known by the party or parties seeking indemnification.  The party or parties seeking indemnification will use reasonable care to identify and notify the indemnifying party or parties in writing promptly concerning any situation which presents or appears likely to present the probability of an indemnification claim.  However, failure to do so in good faith shall not affect the rights under this provision unless the indemnifying party or parties are materially prejudiced by such failure.  As to any matter eligible for indemnification, the indemnified party or parties shall act reasonably and in accordance with good faith business judgment, and shall not effect any settlement or confess judgment without the consent of the indemnifying party or parties, which consent shall not be withheld or delayed unreasonably.
10.	Subsection 10A of the Agreement is hereby amended by adding the word "promulgated" before the word "under" in the two places appearing in such subsection.
11.	Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following Section 12:
Section 12 - Notices
Any communication, notice, or demand made or given pursuant to this Agreement shall be properly addressed, in writing and delivered by personal service (including express or courier service), registered or certified mail, or by facsimile with proof of proper transmission and a means for confirmation of delivery to recipient, as follows:
If to DIFSC:
Delaware Investments Fund Services Company
2005 Market Street
Philadelphia, PA  19103-7094
Attention:  General Counsel
Telephone:  (215) 255-8864
Facsimile:  (215) 255-1640

If to the Funds:
Delaware Investments Family of Funds (Delaware Funds by Macquarie)
2005 Market Street
Philadelphia, PA  19103
Attention:  Chairman of the Board
Telephone:  (610) 940-5320
Facsimile:  (610) 941-5009
12.	Section 20 of the Agreement is hereby amended by adding the following sentence:
"Confidential information" shall include, without limitation, any customer or shareholder personal information in the possession, custody, or control of the Funds or of DIFSC.
13.	The Agreement is hereby amended by adding new Section 25 which shall provide as follows:
25.  Covenants of DIFSC. DIFSC hereby covenants and agrees with the Funds that (i) DIFSC shall maintain a fidelity bond and an insurance policy with respect to errors and omissions coverage in form and amount that are commercially reasonable in light of the duties and responsibilities of DIFSC under the Agreement as modified by this Amendment; and (ii) DIFSC shall provide notice to the Funds of any breach of this Agreement committed by DIFSC promptly after the discovery thereof.
14.	Section D of Schedule B to the Agreement is hereby amended to add the following sentence as the final sentence of Section D:
DIFSC may rely on Delaware Management Company (“DMC”) or BNY Mellon to provide any of the Services enumerated in this section to the extent such Services are provided by DMC or BNY Mellon.
15.	Schedule C of the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto.
16.	Miscellaneous.
(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.
(b)
The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)
This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)
To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees/Directors of the Funds.

(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below as of the date and year first above written.
DELAWARE INVESTMENTS FAMILY OF FUNDS (DELAWARE FUNDS BY MACQUARIE), as listed on Schedule A
By:	/s/ Richard Salus

Name:	Richard Salus

Title:	SVP
DELAWARE INVESTMENTS FUND SERVICES COMPANY
By:	/s/ Stephen J. Busch

Name:	Stephen J. Busch

Title:	SVP

AMENDMENT NO. 2
TO SCHEDULE A
TO THE AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN DELAWARE SERVICE COMPANY, INC. AND
DELAWARE INVESTMENTS FAMILY OF FUNDS
(DELAWARE FUNDSsm BY MACQUARIE)
DATED JANUARY 1ST, 2014
AS ASSIGNED TO DELAWARE INVESTMENTS FUND SERVICES COMPANY ON NOVEMBER 1ST, 2014
As of September 1, 2017
Series, Portfolio and Share Class
Delaware Group® Adviser Funds
Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Global Real Estate Opportunities Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware U.S.  Growth Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware Group® Cash Reserve Delaware Investments Ultrashort Fund – Class A, Class C, Class L, and Institutional Class Shares
Delaware Group® Equity Funds I Delaware Mid Cap Value Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Group® Equity Funds II Delaware Value® Fund – Class A, Class C, Class R, Class R6, Class T, and Institutional Class Shares
Delaware Group® Equity Funds IV
Delaware Healthcare Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Small Cap Growth Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Smid Cap Growth Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Equity Funds V
Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares Delaware Wealth Builder Fund – Class A, Class C, Class R, and Institutional Class Shares
(formerly, Delaware Dividend Income Fund)

Delaware Group® Foundation Funds
(Delaware Foundation Funds®)
Delaware Foundation® Conservative Allocation Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Foundation® Growth Allocation Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Foundation® Moderate Allocation Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Global & International Funds
Delaware Asia Select Fund – Class A, Class C, and Institutional Class Shares
(formerly, Delaware Macquarie Asia Select Fund)
Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Global Value Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware International Small Cap Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
(formerly, Delaware Focus Global Growth Fund)
Delaware International Value Equity Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Government Fund
Delaware Emerging Markets Debt Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Strategic Income Fund – Class A, Class C, Class R, and Institutional Class Shares
(formerly, Delaware Core Plus Bond Fund)

Delaware Group® Income Funds
Delaware Corporate Bond Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Floating Rate Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, Delaware Diversified Floating Rate Fund)
Delaware High-Yield Opportunities Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Limited-Term Government Funds Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Group® State Tax-Free Income Trust Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares
Delaware Pooled® Trust
Macquarie Core Plus Bond Portfolio – DPT Class
(formerly, The Core Plus Fixed Income Portfolio)
Macquarie Emerging Markets Portfolio – DPT Class
(formerly, The Emerging Markets Portfolio)
Macquarie Emerging Markets Portfolio II – DPT Class
(formerly, The Emerging Markets Portfolio II)
Macquarie High Yield Bond Portfolio – DPT Class
(formerly, The High-Yield Bond Portfolio)
Macquarie Labor Select International Equity Portfolio – DPT Class
(formerly, The Labor Select International Equity Portfolio)
Macquarie Large Cap Value Portfolio – DPT Class
(formerly, The Large-Cap Value Equity Portfolio)
Delaware REIT Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
   (formerly known as The Real Estate Investment Trust Portfolio)

Delaware VIP® Trust
Delaware VIP® Diversified Income Series – Standard Class Shares and Service Class Shares
Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares
Delaware VIP® High Yield Series – Standard Class Shares and Service Class Shares
Delaware VIP® International Value Equity Series – Standard Class Shares and Service Class Shares
Delaware VIP® Limited-Term Diversified Income Series – Standard Class Shares and Service Class Shares Delaware VIP® REIT Series – Standard Class Shares and Service Class Shares
Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares
Delaware VIP® Smid Cap Core Series – Standard Class Shares and Service Class Shares
    (formerly Delaware VIP® Smid Cap Growth Series)
Delaware VIP® U.S.  Growth Series – Standard Class Shares and Service Class Shares
Delaware VIP® Value Series – Standard Class Shares and Service Class Shares

Voyageur Insured Funds Delaware Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares
Voyageur Intermediate Tax Free Funds Delaware Tax-Free Minnesota Intermediate Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares Delaware National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free California Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds II Delaware Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds III Delaware Select Growth Fund – Class A, Class C, Class R, and Institutional Class Shares

Voyageur Tax Free Funds Delaware Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares
Delaware Enhanced Global Dividend and Income Fund – Common Shares
Delaware Investments Dividend and Income Fund, Inc. – Common Shares
Delaware Investments Colorado Municipal Income Fund, Inc. – Common Shares and Preferred Shares
Delaware Investments Minnesota Municipal Income Fund II, Inc. – Common Shares and Preferred Shares
Delaware Investments National Municipal Income Fund – Common Shares and Preferred Shares